SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: August 27, 2001


                             OBIE MEDIA CORPORATION

             (Exact name of registrant as specified in its charter)


         OREGON                                                93-0966515

(State or other jurisdiction of                              (IRS Employer
incorporation or organization)                               Identification No.)


                              4211 West 11th Avenue
                            Eugene, Oregon 97402-5435

               (Address of principal executive offices)(Zip Code)

                                 (541) 686-8400

              (Registrant's telephone number, including area code)


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Item 4. Change in Registrant's Certifying Accountant

Effective August 27, 2001, the Registrant dismissed Arthur Andersen LLP, as its independent accountants, and engaged PricewaterhouseCoopers LLP as its new independent accountants. The decision to change independent accountants in connection with the Registrant's third-quarter review was approved by the Registrant's Board of Directors on July 9, 2001. No consultation regarding accounting policy or procedures with the new auditors occurred prior to their engagement. The purpose of the change of independent accountants was to consolidate the tax and audit functions with a single firm.

In connection with Arthur Andersen LLP's audit for the fiscal years for the periods from December 1, 1998 to November 30, 1999, and December 1, 1999 to November 30, 2000, and with the subsequent interim period through August 27, 2001:

         (a) the reports of Arthur Andersen LLP did not contained an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles; and

         (b) there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference to the subject matter of the disagreement in with their reports.

The Registrant has provided Arthur Andersen LLP with a copy of the disclosure contained in this Form 8-K, and has requested that Arthur Andersen LLP provide the Registrant with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not they agree with the disclosure. Arthur Andersen LLP has provided such a letter, which is attached hereto as an Exhibit.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

OBIE MEDIA CORPORATION


By/s/Gary F. Livesay
     Gary F. Livesay, Chief Financial Officer

Dated:   October 16, 2001

                                       2
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                               Arthur Andersen LLP
                                   Suite 1500
                             111 SW Columbia Street
                             Portland, OR 97201-5875
                                Tel 503 226 1331
                                Fax 503 220 8900
                                www.andersen.com



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

October 16, 2001

Dear Sir/Madame:

We have read Item 4 included in the Form 8-K/A dated August 27, 2001 and as amended on October 16, 2001, of Obie Media Corporation, and are in agreement with the statements contained therein.

Very truly yours,

By/s/ Arthur Andersen LLP